UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)  April 23, 2010

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

ITEM 5.07       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

       Severn Bancorp, Inc. (“Bancorp”) held its Annual Meeting of Shareholders on April 22, 2010, at which time it (a) re-elected one individual to serve an additional three-year term as director,
(b) elected one individual to serve an inaugural three-year term as director (c) ratified the appointment of ParenteBeard LLC as Bancorp’s independent auditor for the fiscal year ending December 31, 2010 and (d) approved a non-binding advisory vote on Bancorp’s executive compensation.

The name of the Director who was re-elected at the Annual Meeting of Shareholders is as follows:

	Votes For	Votes Withheld	Broker Non-Votes

Albert W. Shields	6,629,529	145,182	2,260,270

The name of the Director who was elected at the Annual Meeting of Shareholders is as follows:

	Votes For	Votes Against	Broker Non-Votes

Eric M. Keitz	6,611,968	162,743	2,260,270

The names of the Directors whose terms of office continued after the Annual Meeting of Shareholders are as follows:

Alan J. Hyatt
John A. Lamon III
Melvin E. Meekins, Jr.
Ronald P. Pennington
T. Theodore Schultz
Konrad M Wayson

The shareholders of Bancorp ratified the appointment of ParenteBeard LLC as Bancorp’s independent auditor for the fiscal year ending December 31, 2010 as follows:

	Votes For	Votes Against	Votes Abstain
Appointment of ParenteBeard LLC as independent auditor	8,786,918	142,866	105,197

The shareholders of Bancorp approved Bancorp’s executive compensation as follows:

	Votes For	Votes Against	Votes Abstain
Approval of Executive Compensation	8,625,234	257,722	152,025

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: April 23, 2010	By: /s/ Alan J. Hyatt
Alan J. Hyatt, President